UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2010

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 30, 2010, Cascade Microtech, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Steven Sipowicz pursuant to which Mr. Sipowicz resigned as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer effective as of March 31, 2010. The Separation Agreement provides that (i) Mr. Sipowicz will receive severance in the amount of ten months’ base salary; and (ii) the date by which Mr. Sipowicz must exercise the vested stock options he holds will be extended to the expiration date of such stock options. Mr. Sipowicz will provide consulting services to the Company during the two months following the termination of his employment at a rate of $100 per hour, not to exceed $17,600 per month. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Also on March 30, 2010, Jeff A. Killian was appointed as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer, effective as of April 1, 2010. Mr. Killian, 50, has served as the Company’s Director of Finance since June 2008. Prior to joining the Company, Mr. Killian had been employed by TriQuint Semiconductor, Inc. since May 1997. At TriQuint, Mr. Killian served as Director of Financial Planning and Analysis from January 2007 to June 2008, Corporate Controller from June 2005 through December 2006, and Director of Oregon Finance from 2003 through May 2005.

Mr. Killian’s base salary will be $200,000 per year. In addition, Mr. Killian has been granted 60,000 Restricted Stock Units, with 25 percent of such Restricted Stock Units vesting on each of the first four anniversaries of the award date. Mr. Killian will also participate in the Company’s Short Term Incentive Plan and Long Term Incentive Plan, and be eligible to participate in all other benefit plans available to the Company’s employees.

On April 1, 2010, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Separation Agreement and Release between Cascade Microtech, Inc. and Steven Sipowicz dated as of March 30, 2010

99.1	Press Release issued by Cascade Microtech, Inc. on April 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 1, 2010.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer